Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
VASCO Data Security International, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333‑62829) and Form S-8 (333-161158) of VASCO Data Security International, Inc. of our reports dated March 8, 2018, with respect to the consolidated balance sheets of VASCO Data Security International, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (and financial statement schedule) (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017, annual report on Form 10‑K of VASCO Data Security International, Inc.

/s/ KPMG LLP

Chicago, Illinois
March 8, 2018